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                                                                    EXHIBIT 99.4



                          CMC SECURITIES CORPORATION II
                                   LISTING OF
                         INDEPENDENT ACCOUNTANTS REPORTS
                       ON SERVICER'S SERVICING ACTIVITIES



         SERVICER                                                                    DATE OF REPORT
         --------                                                                    --------------
                        SERVICER

American City Mortgage Corporation                                                                  N/A
BB&T Financial Corporation (BB&T Mortgage)                                                          N/A
Capstead Mortgage Corporation                                                          January 21, 1998
Citfed Mortgage Corporation of America                                                     May 19, 1997
Colonial Savings, F.A.                                                                November 26, 1997
Fleet Mortgage Group Inc.                                                                 March 7, 1997
First Commercial Mortgage Corporation                                                               N/A
First Federal Savings Bank of America                                                               N/A
First Nationwide Mortgage Corporation                                                     March 7, 1997
GE Capital Mortgage Services, Inc.                                                     January 21, 1997
GMAC Mortgage Corporation                                                             February 28, 1997
LaSalle Home Mortgage Corporation                                                      January 28, 1997
Matrix Financial Services Corporation                                                     March 6, 1997
Mercantile Bank N.A.                                                                      March 7, 1997
Mitchell Mortgage Company                                                             February 21, 1997
M&T Mortgage Corporation                                                                 March 21, 1997
NationsBanc Mortgage Corporation                                                       January 29, 1997
NF Investments                                                                                      N/A
ML Bancorp, Inc.                                                                         April 22, 1997
Navy Federal Credit Union                                                              February 1, 1997
Old Kent Mortgage Services, Inc.                                                       January 15, 1997
Standard Mortgage Corporation                                                                       N/A
Southwest Bancorp, Inc. (Stillwater National Bank & Trust)                             January 27, 1997
Universal American Mortgage Company                                                    January 13, 1997
Western Financial Savings Bank, F.S.B.                                                 January 28, 1997
York Financial Corp.                                                                 September 11, 1997

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